Exhibit 99.1
FOR IMMEDIATE RELEASE
Contacts
Stephen P. Hall
Chief Financial Officer
(336) 290-8721
TriPath Imaging Withdraws PMA Supplement Submission

Third Quarter Earnings Conference Call and
Analyst Day Scheduled for November 10th
BURLINGTON, N.C., September 27, 2005 — TriPath Imaging, Inc. (Nasdaq: TPTH) today announced that it has withdrawn the pre-market approval supplement (PMAS) it had submitted to the U.S. Food and Drug Administration (FDA) for the FocalPoint GS Imaging System, having been notified by the FDA that the PMAS must be amended to include additional data to support the intended claims. The Company intends to collect additional clinical trial data to support the claims it is seeking and has initiated discussions with the FDA regarding these data requirements. The Company hopes to conclude these discussions with the Agency and amend its protocol accordingly at the earliest possible date. The Company anticipates that it will submit its PMAS in 2006. The Company hopes to provide a more precise timeline during its third quarter earnings conference call on November 10, 2005.
The FocalPoint GS Imaging System combines the instrument directed review capability of the FocalPoint Slide Profiler with a rapid screen of areas of interest, or Fields of View (FOV), on slides designated for review by the FocalPoint Slide Profiler. The Company made the PMAS submission to the FDA in October of 2004.
The Company believes that an important reason for the additional data requirements relates to the use of slides from a previous clinical study along with new slides prepared specifically for the FocalPoint GS clinical trial. The protocol for the FocalPoint GS trial required that a certain number of abnormal slides be studied. In order to reach that number, new prospective slides prepared specifically for the trial were combined with a group of abnormal slides from a previous clinical study. This combination of new and previously prepared slides was contemplated by our binding agreement with the FDA relating to the trial. However, it appeared that the new and old slides were interpreted

TriPath Imaging, Inc.
differently by cytotechnologists in the manual screening portion of the trial and the data generated from the new and old slides were too inconsistent to be pooled together for statistical analysis. In order to reach the required number of slides that are comprised entirely of new abnormal slides, the Company must conduct further studies on additional new abnormal slides. Another reason for the need for additional data is that clinical samples in the trial that were designated by the testing laboratories as “High Risk Slides” were handled differently than samples designated as “Non-High Risk Slides”. As a result, these two sample types must be evaluated independently.
Commenting on the withdrawal, Paul R. Sohmer, M.D., Chairman, President and CEO of TriPath Imaging said, “While we are disappointed that we have not received approval for FocalPoint GS, our SurePath® customers will continue to enjoy the same advantages and benefits as always with the FocalPoint Slide Profiler. Furthermore, we are committed to pursuing every opportunity to improve our customer offerings.”
Dr. Sohmer added that the Company is in the early stages of assessing the potential financial impact of this development. As such, the Company believes that is too early to determine what effect this will have, if any, on its previously stated financial guidance for the full year 2005. The Company will provide updated guidance during its third quarter earnings conference call.
In addition to developments in its cervical cytology business, Dr. Sohmer cited continued progress of early commercialization efforts of its molecular diagnostic products and imaging systems. “Last month’s marketing clearance of the Ventana Image Analysis System (VIAS)™ when used with tissues stained for HER-2/neu is the latest example of the expanding opportunities available to us in this exciting area.”
In addition, Dr. Sohmer noted. “We are pleased that the first public presentation of data collected by external investigators from research studies performed with our cervical cancer slide based products will take place on October 4th in Paris.”
New York Analyst Day Scheduled for November 10th
The Company also announced today that, immediately following its third quarter earnings conference call on November 10th, it will host an Analyst Day conference in New York City. Management will review the results of research studies employing the Company’s Pro Ex C molecular markers that will be presented in conjunction with the October meeting of the European Congress of Cytology in Paris and the November meeting of the American Society of Cytopathology in San Diego. This review will include the results of studies performed by investigators from three major academic centers as well as the results of new in-house research studies. The Company will also review the potential clinical and commercial value of its developing pipeline in the area of molecular diagnostic products and imaging systems.
Dr. Sohmer concluded, “While we plan to remain aggressive in our cytology business, we are just as focused on realizing the value of our investments in potentially redefining

TriPath Imaging, Inc.
molecular diagnostic products. The presentations scheduled for Paris and San Diego represent an important milestone for our molecular diagnostic product research and development programs. We have scheduled our Analyst Day conference in early November to allow us to incorporate the results of these new research studies in our review of the potential of these developing products and in our discussion of our commercial expectations in the area of molecular diagnostic products and imaging systems. We look forward to seeing you in New York on November 10th.”
The Company will provide detailed information regarding the agenda, location, and webcast access for this Analyst Day event over the next few weeks.
Management to Host Conference Call to Discuss Today’s Announcements
TriPath Imaging’s management will host a conference call today, at 9:00 a.m. ET to discuss the Company’s PMAS withdrawal. The call will be available by dialing 800-437-4632. International participants should call 706-634-1012. For interested parties unable to participate during the live call, a telephone replay will be available beginning two hours after the completion of the call until October 4, 2005. T o access this replay, U.S. participants should call 800-642-1687. International participants should call 706-645-9291. Individuals accessing the replay must enter the conference call ID number 9953940. A live web cast and replay of TriPath Imaging’s call will also be available online at www.tripathimaging.com.
TriPath Imaging, Inc., headquartered in Burlington, North Carolina, develops, manufactures, markets and sells innovative solutions to improve the clinical management of cancer, including detection, diagnosis, staging and treatment. TriPath Oncology, a wholly owned subsidiary of TriPath Imaging, develops molecular diagnostic products for malignant melanoma and cancers of the cervix, breast, ovary and prostate.
Investors are cautioned that statements in this press release that are not strictly historical statements constitute forward-looking statements which involve risks and uncertainties that could cause actual results and outcomes to differ materially from what is expressed in those forward-looking statements. Such forward-looking statements include, without limitation, those related to anticipated results of operations, product development efforts, plans to meet with the FDA and amend the FocalPoint GS PMAS submission, plans to discuss the impact of the PMAS withdrawal, and upcoming presentations about TriPath Imaging’s products. Important factors that may affect TriPath Imaging’s operating results include, without limitation: TriPath may be unable to satisfactorily address the questions the FDA has raised about the FocalPoint GS PMAS; TriPath Imaging and TriPath Oncology’s products may not receive FDA or other required regulatory approval when expected, if at all; TriPath Imaging may not receive revenues when or in the amounts anticipated; TriPath Imaging may be unable to increase sales and revenues at its historical rates; TriPath Imaging may be unable to increase its penetration of the large commercial laboratories to the extent it expects while maintaining its business with its traditional customer base, and may not achieve revenues to the degree expected from the sale of

TriPath Imaging, Inc.
reagents and instrument systems derived from its molecular oncology development program; TriPath Imaging’s expanding sales and marketing presence may not have the expected impact and may face attrition issues customary for such an expansion; TriPath Imaging’s results and profitability in any particular period may be impacted by the timing of certain non-cash sales discounts that TriPath Imaging will record in connection with the vesting of certain warrants; expenses may exceed expectations and TriPath Imaging may not maintain profitability; changes in general economic conditions or the healthcare industry may occur that adversely affect TriPath Imaging’s customers’ purchasing plans; competition and competitive pricing pressures may limit TriPath Imaging’s flexibility with respect to the pricing of its products; TriPath Imaging may need to obtain additional financing in the future; TriPath Imaging may not be able to develop and to protect adequately its proprietary technology; and other risks detailed in TriPath Imaging’s filings with the Securities and Exchange Commission, including those described in TriPath Imaging’s Annual Report on Form 10-K for the year ended December 31, 2004.